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                                                                    EXHIBIT 4.11


                    COMMON SECURITIES SUBSCRIPTION AGREEMENT


        COMMON SECURITIES SUBSCRIPTION AGREEMENT, dated as of March 28, 2001 (this "Agreement"), between HFC Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), and Hawthorne Financial Corporation, a Delaware corporation (the "Buyer"), relating to the Trust's 10.18% Common Securities (liquidation amount of $1,000 per security) representing undivided beneficial interests in the assets of the Trust (the "Common Securities"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Subscription Agreement (as defined below).

        WHEREAS, the Buyer, the Trust and the Purchaser named therein have entered into a Capital Securities Subscription Agreement, dated March 21, 2001 (the "Subscription Agreement"), in connection with the issuance and sale of 10.18% MMCapS(SM) (liquidation amount of $1,000 per security), by the Trust; and

        WHEREAS, the Buyer, as sponsor of the Trust, desires to purchase from the Trust, and the Trust desires to sell to the Buyer, all of the Common Securities.

        NOW, THEREFORE, in consideration of the foregoing premises and the conditions and agreements hereinafter set forth, the parties hereto agree as follows:

        1. The Buyer hereby subscribes for and offers to purchase from the Trust, and the Trust hereby accepts such offer and agrees to issue and sell to the Buyer, contemporaneous with the Closing Time, 300 Common Securities with an aggregate liquidation amount with respect to the assets of the Trust of Three Hundred Thousand Dollars ($300,000) in consideration of the payment on or before the date hereof of Three Hundred Thousand ($300,000) in immediately available funds.

        2. The Trust represents and warrants that, upon execution and delivery of the Common Securities to the Buyer, the Common Securities will be duly authorized, validly issued, fully paid and nonassessable and entitled to the benefits and subject to the terms of the Amended and Restated Declaration of Trust, dated as of March 28, 2001, by and among the Buyer, as sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and Simone F. Lagomarsino, Karen Abajian, and Eileen Lyon, as Administrative Trustees, and the holders from time to time of undivided beneficial interests in the assets of the Trust.

        3. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

        4. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this Common
Securities Subscription Agreement to be duly executed as of the date first written above.

                                       HFC CAPITAL TRUST I



                                       By:
                                           -------------------------------------
                                            Simone F. Lagomarsino
                                            Administrative Trustee



                                       By:
                                           -------------------------------------
                                            Karen Abajian
                                            Administrative Trustee



                                       By:
                                           -------------------------------------
                                            Eileen Lyon
                                            Administrative Trustee


                                       HAWTHORNE FINANCIAL CORPORATION

                                       By:
                                           -------------------------------------
                                            Simone F. Lagomarsino
                                            President and Chief Executive
                                            Officer



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